As filed with the Securities and Exchange Commission on September 24, 1998
                           Registration No.: 33-60075
                               -------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------
                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                GTS Duratek, Inc.
             (Exact name of registrant as specified in its charter)


          Delaware                                       22-2476180
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or organization)

     10100 Old Columbia Road
      Columbia, Maryland                                   21046
(Address of principal executive offices)                (Zip Code)

                   Amended and Restated 1984 Stock Option Plan
                              of GTS Duratek, Inc.
                              (Full title of plans)

   (Name, address and telephone                          (Copy to:)
   number of agent for service)
         Robert E. Prince                       Lawrence R. Seidman, Esquire
        GTS Duratek, Inc.                          Piper & Marbury L.L.P.
     10100 Old Columbia Road                       36 South Charles Street
     Columbia, Maryland 21046                     Baltimore, Maryland 21201
          (410) 312-5100                               (410) 539-2530

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                      Amount        Proposed           Proposed       Amount of
Title of Securities   to be    Maximum Offering   Maximum Aggregate Registration
 to be Registered  Registered  Price Per Share(1)  Offering Price(1)   Fee(1)
--------------------------------------------------------------------------------
Common Stock, $.01
par value          1,000,000        $6.313            $6,313,000       $1,862.34
--------------------------------------------------------------------------------

     (1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on a price of $6.313, which was the closing price of the Common Stock of GTS Duratek, Inc. as reported on the Nasdaq National Market on September 21, 1998.

                           INCORPORATION BY REFERENCE

     In accordance with General Instruction E to Form S-8, the contents of the Registration Statement filed by GTS Duratek, Inc. (the "Company") under Registration Number 33-60075, with respect to securities offered pursuant to the Amended and Restated 1984 Stock Option Plan of GTS Duratek, Inc. are hereby incorporated by reference.

     In addition, the following documents filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

     (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1997;

     (2)  the  Company's   Proxy  Statement  for  the  1998  Annual  Meeting  of
Stockholders filed April 16, 1998; and

     (3) the Company's Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 1998 and June 30, 1998.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Exhibits.

Exhibit
Number     Description
------     -----------
5.1 Opinion of Piper & Marbury L.L.P. regarding the legal validity of the securities being registered
23.1       Consent of KPMG Peat Marwick LLP
23.2       Consent of Piper & Marbury L.L.P. (contained in Exhibit 5.1)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Maryland on the 24th day of September, 1998.

                                        GTS DURATEK, INC.

                                        By:  /s/ Robert E. Prince
                                           ------------------------------
                                           Robert E. Prince, President and
                                           Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the date indicated.

   Signature                Title                                  Date
   ---------                -----                                  ----
                         President, Chief Executive Officer
/s/ Robert E. Prince     and Director (Principal Executive    September 24, 1998
-----------------------  Officer)
Robert E. Prince

                         Executive Vice President and Chief
/s/ Robert F. Shawver    Financial Officer (Principal         September 24, 1998
------------------------ Financial Officer)
Robert F. Shawver


                         Treasurer (Principal Accounting
/s/ Craig T. Bartlett    Officer)                             September 24, 1998
------------------------
Craig T. Bartlett

       *                 Chairman of the Board of Directors   September 24, 1998
------------------------
Daniel A. D'Aniello

       *                      Director                        September 24, 1998
------------------------
William E. Conway, Jr.

       *                      Director                        September 24, 1998
-------------------------
Earle C. Williams

/s/ Admiral James D. Watkins  Director                        September 24, 1998
-------------------------
Admiral James D. Watkins

                              Director                        September 24, 1998
/s/ George V. McGowan
-------------------------
George V. McGowan


/s/ J.A. "Fred" Brothers      Director                        September 24, 1998
-------------------------
J.A. "Fred" Brothers


*By:  /s/ Robert F. Shawver
     ---------------------
       Robert F. Shawver
       Attorney-In-Fact

                                  EXHIBIT INDEX


Exhibit
Number       Description
------       -----------
5.1          Opinion of Piper & Marbury L.L.P. regarding  the legal validity of the securities being registered
23.1         Consent of KPMG Peat Marwick LLP
23.2         Consent of Piper & Marbury L.L.P. (contained in Exhibit 5.1)

                                                                     Exhibit 5.1


                                 PIPER & MARBURY
                                     L.L.P.
                              CHARLES CENTER SOUTH
                             36 SOUTH CHARLES STREET
                         BALTIMORE, MARYLAND 21201-3010
                                  410-539-2530
                                FAX: 410-539-0489




                               September 24, 1998

GTS Duratek, Inc.
10100 Old Columbia Road
Columbia, Maryland  21046

Ladies and Gentlemen:

     We have acted as counsel to GTS Duratek, Inc., a Delaware corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File Number 33-60075) (the "Registration Statement") registering 1,000,000 shares of Common Stock, par value $.01 per share (the "Shares"), issuable pursuant to the exercise of stock options granted under the Amended and Restated 1984 Stock Option Plan of GTS Duratek, Inc. (the "Plan").

     We have examined copies of the Company's Amended and Restated Certificate of Incorporation, By-Laws, the Plan, all resolutions adopted by the Company's Board of Directors relating to the above and other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for this opinion. In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us.

     Based upon the foregoing, we are of the opinion that the Shares issuable under the Plan have been duly authorized and upon issuance and delivery thereof as contemplated in the Registration Statement and by the Plan, will be, under the general corporation law of the State of Delaware, validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                Very truly yours,

                                                /s/ Piper & Marbury L.L.P.

                                                                    EXHIBIT 23.1


                        CONSENT OF KPMG PEAT MARWICK LLP

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-60075) of GTS Duratek, Inc. of our report dated March 11, 1998 with respect to the consolidated financial statements of GTS Duratek, Inc. and subsidiaries included in its Annual Report on Form 10-K for the year ended December 31, 1997 incorporated herein by reference.

/s/ KPMG PEAT MARWICK LLP

Baltimore, Maryland
September 22, 1998